Exhibit 10.91
SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”), dated as of June 6, 2006, by and among U-Haul Leasing & Sales Co., a Nevada corporation, U-Haul Co. of Arizona, an Arizona corporation and U-Haul International, Inc., a Nevada corporation (collectively, the “Borrowers”), Bayerische Hypo- und Vereinsbank AG, New York Branch, (with its successors, indorsees, transferees and assigns, in such capacity, the “Administrative Agent”), on behalf of Bayerische Hypo- und Vereinsbank AG, New York Branch and other lenders party to the Credit Agreement (as defined herein) from time to time (each a “Lender”, and collectively, the “Lenders”) and the Hedge Provider.

RECITALS

A. Pursuant to a Credit Agreement, dated as of June 6, 2006 (the “Credit Agreement”), among the Borrowers, U-Haul International, Inc., as Servicer/Manager and Guarantor, the Administrative Agent and the Lenders, the Lenders have agreed to extend certain credit facilities to the Borrowers to finance the purchase of certain new Vehicles (as defined below), upon the terms and subject to the conditions set forth therein.

B. Each Lender’s obligation to extend the credit facilities to the Borrowers under the Credit Agreement is subject, and the Hedge Provider’s obligation to enter into any Hedge is subject, among other conditions, to receipt by the Lenders and the Administrative Agent of this Security Agreement, duly executed by the Borrowers.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrowers hereby agree with the Administrative Agent and the Lenders as follows:

1.  Definitions and Interpretation.

(a) Definitions. When used in this Security Agreement, the following terms shall have the following respective meanings:

“Account Bank” means, as applicable, the Collection Account Bank or the Collection Sub-Account Bank.

“Account Debtor” shall have the meaning given to that term in subparagraph 3(g) hereof.

“Borrowers” shall have the meaning given to that term in the introductory paragraph hereof.

“Collateral” shall have the meaning given to that term in paragraph 2 hereof.

“Credit Agreement” shall have the meaning given to that term in Recital A hereof.

“Dealer List” means a list in electronic format, delivered by or on behalf of the Borrowers to the Administrative Agent as updated from time to time in accordance with Section 8.01(g) of the Credit Agreement.

“Equipment” shall have the meaning given to that term in Attachment 1 hereto.

“Hedger Provider” means HVB, as swap counterparty under the Hedge, or any other counterparty acceptable to the Lenders.

“HVB” shall mean Bayerische Hypo- und Vereinsbank AG, New York Branch.

“Inventory” shall have the meaning given to that term in Attachment 1 hereto.

“Lenders” shall have the meaning given to that term in the introductory paragraph hereof.

“Loan Documents” means the Credit Agreement, the Note, the Guarantee Agreement, the Collection Sub-Account Control Agreement, the Collection Account Control Agreement, the Fee Letter the Hedge Agreement and this Security Agreement.

“Proceeds” means all proceeds of, and all other profits, products, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including, without limitation, all claims of the Borrowers against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, any payments with respect to a Warranty and all claims of the Borrowers against the provider of any such Warranty, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising, provided that, with respect to any Vehicle, “Proceeds” shall not include any dealer commissions, licensing fees, maintenance costs and insurance expenses owing under the Dealership Contracts.

“Receivables” shall have the meaning given to that term in Attachment 1 hereto.

“Secured Obligations” means the obligations secured under this Security Agreement, including (a) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Borrower, whether or not allowed or allowable as a claim in any such case, proceeding or other action) on any Loan to the Borrowers under the Credit Agreement; (b) all other liabilities, debts, obligations or amounts, howsoever arising, payable by the Borrowers to the Administrative Agent or the Lenders (whether evidenced by any note or instrument and whether for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, under the Credit Agreement or under any other Loan Document, including without limitation all interest, fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to the Borrowers or payable by the Borrowers thereunder; (c) any renewals or extensions of any of the foregoing; (d) all obligations owing to the Hedge Provider pursuant to any Hedge Agreement and (e) all other obligations of the Borrowers or their Affiliates under any Loan Document.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York as of the date hereof.

“Vehicle” shall mean a new motor vehicle owned by any Borrower and constituting part of the Borrowers’ fleet of rental assets as identified on the Vehicle Schedule delivered by the Borrowers to the Administrative Agent and the Lenders under the Credit Agreement a copy of which is attached hereto as Attachment 4 (as the same may be updated from time to time).

“Warranty” shall mean any warranty with respect to any Vehicle or any component parts thereof, whether from the dealer, seller or manufacturer of such Vehicle or any third party warranty provider, relating to the merchantability of such Vehicle or parts or the life or performance of such Vehicle or parts and all available remedies thereunder, including payment, replacement, repair, substitution or other remedies.

(b) Other Defined Terms. Unless otherwise defined herein, all other capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC.

(c) Other Interpretive Provisions. The rules of construction set forth in Section 1.02 of the Credit Agreement shall, to the extent not inconsistent with the terms of this Security Agreement, apply to this Security Agreement and are hereby incorporated by reference.

2.  Grant of Security Interest. As security for the Secured Obligations, the Borrowers, jointly and severally, hereby pledge and assign to the Administrative Agent and its successors, indorsees, transferees and assigns, on behalf of the Lenders and the Hedge Provider, and grant to the Administrative Agent, on behalf of the Lenders and the Hedge Provider a security interest in all right, title and interest of the Borrowers in and to the property whether now owned or hereafter acquired described in Attachment 1 hereto, as such Attachment may be amended or supplemented from time to time after the date hereof by a supplemental Vehicle Schedule delivered by the Borrowers to the Administrative Agent, the Lenders and the Hedger Provider (collectively and severally, the “Collateral”), which Attachment 1 is incorporated herein by this reference.

3.  Representations and Warranties. The Borrowers, jointly and severally, represent and warrant to the Administrative Agent, on behalf of the Lenders and the Hedge Provider, as follows:

(a)  Each of UHI and U-Haul Sales & Leasing Co. is a corporation duly authorized and validly existing and in good standing under the laws of the State of Nevada. U-Haul Co. of Arizona is a corporation duly authorized and validly existing and in good standing under the laws of the State of Arizona. Except as disclosed on Attachment 5, none of the Borrowers has (x) had any other corporate name during the past six years, (y) changed its identity or corporate structure in any way within the past six years, or (z) used or operated under any other names (including trade names or other similar names) during the past six years. The exact corporate name of each Borrower as it appears on its certificate of incorporation, and location of its chief executive office are as follows:

(i) U-Haul International, Inc., 2727 N. Central Avenue, Phoenix, Arizona 85004;

(ii) U-Haul Co. of Arizona, 2727 N. Central Avenue, Phoenix, Arizona 85004; and

(iii) U-Haul Leasing & Sales Co., 1325 Airmotive Way, Reno, Nevada 89502.

(b)  The Borrowers are the legal and beneficial owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Borrowers acquire rights in the Collateral, will be the legal and beneficial owner thereof). No other Person has (or, in the case of after-acquired Collateral, at the time a Borrower acquires rights therein, will have) any right, title, claim or interest (by way of Lien, purchase option or otherwise) in, against or to the Collateral, other than Permitted Encumbrances.

(c)  All actions have been taken that are necessary under the UCC to perfect the Administrative Agent's interest in the Collateral. All actions have been taken that are necessary under applicable state vehicle titling and registration law to perfect the Borrowers’ interest in Vehicles constituting the Collateral.

(d)  The Borrowers have not performed any acts which might prevent the Administrative Agent or the Lenders from enforcing any of the terms of this Security Agreement or which would limit the Administrative Agent or the Lenders in any such enforcement. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests and Permitted Encumbrances, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral.

(e)  The Borrowers shall furnish to the Administrative Agent on or before the Closing Date lien search reports or other evidence satisfactory to the Administrative Agent that no liens prior to the lien of this Security Agreement shall exist with respect to any Collateral.

(f)  All Equipment and Inventory are (i) located at the locations indicated in the most recent Dealer List delivered to the Administrative Agent, and have been consigned to the possession of a third-party dealer pursuant to the Dealership Contracts, except when such Equipment and Inventory have been rented to consumers in the ordinary course of the Borrowers’ business, as such list of locations may be updated by the Borrowers from time to time at the request of the Administrative Agent, (ii) in transit to such locations or (iii) in transit to a third party purchaser which will become obligated on a Receivable to a Borrower upon receipt. Except for Equipment and Inventory referred to in the preceding sentence, the Borrowers have exclusive possession and control of the Inventory and Equipment. All Equipment and Inventory has been acquired by the Borrowers in the ordinary course of the Borrowers’ business.

(g)  Each Receivable is genuine and enforceable against the party obligated to pay such Receivable (an “Account Debtor”) free from any right of rescission, defense, setoff or discount. Each Receivable was originated in the ordinary course of the Borrowers’ business.

(h)  Each insurance policy maintained by the Borrowers in accordance with Section 8.07 of the Credit Agreement is validly existing and is in full force and effect. The Borrowers are not in default in any material respect under the provisions of any such insurance policy, and there are no facts which, with the giving of notice or passage of time (or both), would result in such a default under any provision of any such insurance policy. Set forth in Attachment 3 hereto is a complete and accurate list of the insurance of the Borrowers in effect on the date of this Security Agreement required pursuant to Section 8.07 of the Credit Agreement showing as of such date, (i) the type of insurance carried, (ii) the name of the insurance carrier, and (iii) the amount of each type of insurance carried.

(i)  The information set forth in each Dealer List delivered pursuant to Section 8.01(g) of the Credit Agreement is true, correct and accurate.

4.  Covenants. The Borrowers, jointly and severally, hereby agree as follows:

(a)  The Borrowers, at the Borrowers’ expense, shall promptly procure, execute and deliver to the Administrative Agent all documents, instruments and agreements and perform all acts which are necessary or desirable, or which the Administrative Agent or the Lenders may request, to establish, maintain, preserve, protect and perfect the Collateral, the Lien granted to the Administrative Agent therein and the first priority of such Lien or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(b)  The Borrowers shall not use or permit any Collateral to be used in violation of (i) any provision of the Credit Agreement, this Security Agreement or any other Loan Document, (ii) any applicable Requirement of Law where such use might have a Material Adverse Effect, or (iii) any policy of insurance covering the Collateral.

(c)  The Borrowers shall pay promptly when due all Taxes, all Liens and all other charges now or hereafter imposed upon, relating to or affecting any Collateral.

(d)  Without thirty (30) days’ prior written notice to the Administrative Agent and the Lenders, no Borrower shall (i) change its jurisdiction of organization, or the office in which such Borrower’s books and records relating to Receivables or the originals of Dealership Contracts or Rental Company Contracts are kept, (ii) keep Collateral consisting of documents at any location other than the offices of UHI or U-Haul Co. of Arizona at 2727 N. Central Avenue, Phoenix, Arizona 85004, or the offices of U-Haul Sales & Leasing Co. at 1325 Airmotive Way, Reno, Nevada 89502, or (iii) keep Collateral consisting of Equipment, Inventory or other goods at any location other than the locations permitted pursuant to Section 9.02 of the Credit Agreement.

(e)  For each of the Collection Sub-Account and the Collection Account, UHI shall (i) execute and deliver to the Account Bank a Collection Sub-Account Control Agreement and a Collection Account Control Agreement substantially in the form of Attachment 2 hereto and (ii) cause the Account Bank to execute and deliver to the Administrative Agent such account control agreements.

(f)  Commencing from the date hereof, the Borrowers shall make or cause to be made all deposits required pursuant to Section 5.03 of the Credit Agreement, at the times so required.

(g)  The Borrowers shall fully comply with any shifting control notice delivered pursuant to the Collection Account Control Agreement.

(h)  The Borrowers shall appear in and defend any action or proceeding which may affect its title to or the Administrative Agent's interest in the Collateral.

(i)  The Borrowers shall keep separate, accurate and complete records of the Collateral and shall provide the Administrative Agent with such records and such other reports and information relating to the Collateral as the Administrative Agent or each Lender may reasonably request from time to time.

(j)  The Borrowers shall not surrender or lose possession of (other than to the Lenders), sell, encumber, lease, rent, option, or otherwise dispose of or transfer any Collateral or right or interest therein except in the ordinary course of the Borrowers’ business and as permitted in the Credit Agreement, and, notwithstanding any provision of the Credit Agreement, the Borrowers shall keep the Collateral free of all Liens except Permitted Encumbrances.

(k)  The Borrowers shall collect, enforce and receive delivery of the Receivables in accordance with past practice until otherwise notified by the Administrative Agent.

(l)  The Borrowers shall comply with all material Requirements of Law applicable to the Borrowers which relate to the production, possession, operation, maintenance and control of the Collateral.

(m)  The Borrowers shall (i) maintain and keep in force public liability insurance of the types and in amounts customarily carried from time to time during the term of the Credit Agreement in its lines of business, such insurance to be carried with companies and in amounts satisfactory to the Administrative Agent, (ii) deliver to the Administrative Agent from time to time, as the Administrative Agent may request, schedules setting forth all insurance then in effect or copies of the applicable policies, and (iii) deliver to the Administrative Agent copies of each policy of insurance which replaces, or evidences the renewal of, each existing policy of insurance at least fifteen (15) days prior to the expiration of such policy. If required pursuant to Section 8.07 of the Credit Agreement, the Administrative Agent shall be named as additional insured on all liability insurance of the Borrowers with respect to any Collateral, and such policies shall contain such additional endorsements as shall be required by the Administrative Agent, including the endorsements specified in Attachment 3 hereto. Prior to the occurrence and the continuance of an Event of Default, all proceeds of any property insurance (whether maintained by any Borrower or a third party) paid as a result of any event or occurrence shall be paid to the Borrowers. All proceeds of any property insurance (whether maintained by any Borrower or a third party) paid after the occurrence and during the continuance of an Event of Default shall be paid to the Administrative Agent or the Collection Sub-Account to be held as Collateral and applied as provided in the Credit Agreement or, at the election of the Administrative Agent, returned to the Borrowers.

(n) The Borrowers shall (i) promptly make any applicable claims under each applicable Warranty and (ii) deliver to the Administrative Agent from time to time, as the Administrative Agent may request, schedules setting forth all Warranties then in effect or copies of such Warranties, together with a schedule of all Vehicles covered by such Warranty. Prior to the occurrence and the continuance of an Event of Default, all cash proceeds of any Warranty shall be paid to the Borrowers. All cash proceeds of any Warranty paid after the occurrence and during the continuance of an Event of Default shall be paid to the Lenders or the Collection Sub-Account to be held as Collateral and applied as provided in the Credit Agreement or, at the election of the Lenders, returned to the Borrowers.

5.  Authorized Action by Administrative Agent. The Borrowers hereby irrevocably appoint the Administrative Agent as their attorney-in-fact and agree that the Administrative Agent may perform (but the Administrative Agent shall not be obligated to and shall incur no liability to the Borrowers or any third party for failure so to do) any act which the Borrowers are obligated by this Security Agreement to perform, and to exercise such rights and powers as Borrowers might exercise with respect to the Collateral, including, without limitation, the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) insure, process, preserve and enforce the Collateral; (d) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (e) pay any Indebtedness of any Borrower relating to the Collateral; (f) execute UCC financing statements and other documents, instruments and agreements required hereunder; (g) note any Borrower’s lien on certificates of title relating to the Collateral; provided, however, that the Administrative Agent may exercise such powers only after the occurrence and during the continuance of an Event of Default. The Borrowers agree to reimburse the Administrative Agent upon demand for all reasonable costs and expenses, including attorneys’ fees, that the Administrative Agent may incur while acting as the Borrowers’ attorney-in-fact hereunder, all of which costs and expenses are included in the Secured Obligations. The Borrowers agree that such care as the Administrative Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in the Administrative Agent’s possession; provided, however, that Administrative Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other Person in connection with the Secured Obligations or with respect to the Collateral.

6.  Default and Remedies. The Borrowers shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default, as that term is defined in the Credit Agreement. In addition to all other rights and remedies granted to the Lenders and the Administrative Agent by this Security Agreement, the Credit Agreement, the other Loan Documents, the UCC and other applicable Requirements of Law, the Administrative Agent may, upon the occurrence and during the continuance of any Event of Default, exercise any one or more of the following rights and remedies: (a) collect, receive, appropriate or realize upon the Collateral or otherwise foreclose or enforce the Administrative Agent’s security interests in any or all Collateral in any manner permitted by applicable Requirements of Law or in this Security Agreement; (b) notify any or all Account Debtors to make payments on Receivables directly to the Administrative Agent; (c) direct the Collection Account or the Collection Sub-Account Bank to liquidate the account(s) maintained by it, pay all amounts payable in connection therewith to the Administrative Agent and/or deliver any proceeds thereof to the Administrative Agent; (d) sell or otherwise dispose of any or all Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Administrative Agent may determine; (e) require the Borrowers to assemble the Collateral and make it available to the Administrative Agent at a place to be designated by the Administrative Agent; (f) enter onto any property where any Collateral is located and take possession thereof with or without judicial process; and (g) prior to the disposition of the Collateral, store, process, repair or recondition any Collateral consisting of goods, perform any obligations and enforce any rights of the Borrowers or their Subsidiaries under any Dealership Contracts, any Rental Company Contracts or the Fleet Owner Agreement, or otherwise prepare and preserve Collateral for disposition in any manner and to the extent the Administrative Agent deems appropriate. In furtherance of the Administrative Agent's rights hereunder, the Borrowers hereby grant to the Administrative Agent an irrevocable, non-exclusive license (exercisable without royalty or other payment by the Lenders) to use, license or sublicense any patent, trademark, tradename, copyright or other intellectual property in which any Borrower now or hereafter has any right, title or interest, together with the right of access to all media in which any of the foregoing may be recorded or stored. In any case where notice of any sale or disposition of any Collateral is required, the Borrowers hereby agree that seven (7) days notice of such sale or disposition is reasonable.

7.  Miscellaneous.

(a)  Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)  if to any Borrower, to it at 1325 Airmotive Way, Reno, NV 89502-3239, Attention: Rocky Wardrip (Facsimile No. (775) 688-6338), with a copy to 2727 N. Central Avenue, Phoenix, AZ 85004, Attention: Jennifer Settles (Facsimile No. (602) 263-6173);

(ii)  if to HVB, in its capacity as Lender or as Administrative Agent, to it at 150 East 42nd Street New York, New York 10017, Attention: Michael Whitman/ Wayne Miller, (Facsimile No.(212) 672-6023) with a copy to Ken Hamilton (Facsimile No. (212) 672-5530); and

(iii)  if to any other Lender (if any), to it at the address provided by such Lender pursuant to the Credit Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Security Agreement shall be deemed to have been given on the date of receipt.

(b)  Waivers; Amendments. No failure or delay by the Lenders or the Administrative Agent in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders and the Administrative Agent hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Lenders may have had notice or knowledge of such Default at the time.

Neither this Security Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Security Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers, the Administrative Agent and the Lenders.

(c)  Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that a Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and the Lenders (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Security Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each Lender) any legal or equitable right, remedy or claim under or by reason of this Security Agreement.

(i)  The Administrative Agent may, without the consent of the Borrowers, assign all or a portion of its rights and obligations under this Security Agreement; and

(ii)  The Administrative Agent may at any time pledge or assign a security interest in all or any portion of its rights under this Security Agreement to secure obligations of such Administrative Agent, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release such Administrative Agent from any of its obligations hereunder or substitute any such pledgee or assignee for such Administrative Agent as a party hereto.

(d)  Severability. Any provision of this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(e)  Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Security Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lenders or the Administrative Agent may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Security Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. Notwithstanding any provision of this Security Agreement or any other Loan Document or any exercise by the Lenders or the Administrative Agent of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Collateral).

(f)  Borrowers’ Continuing Liability. Notwithstanding any provision of this Security Agreement or any other Loan Document or any exercise by the Lenders or the Administrative Agent of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Collateral), (i) the Borrowers and their Subsidiaries shall remain liable to perform their obligations and duties in connection with the Collateral (including, without limitation, the Fleet Owner Agreement, the Rental Company Contracts, the Dealership Contracts and all other agreements relating to the Collateral) and (ii) neither the Lenders nor the Administrative Agent shall assume any liability to perform such obligations and duties or to enforce any of the Borrowers’ rights in connection with the Collateral (including, without limitation, Fleet Owner Agreement, the Rental Company Contracts, the Dealership Contracts and all other agreements relating to the Collateral).

(g)  Governing Law. THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(i)  Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Security Agreement or any other Loan Document shall affect any right that each Lender or the Administrative Agent may otherwise have to bring any action or proceeding relating to this Security Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

(ii)  Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or any other Loan Document in any court referred to in subparagraph (g)(i) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(iii)  Each Borrower hereby irrevocably agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in Section 7(a) or at such other address of which the Administrative Agent and the Lenders shall have been notified pursuant thereto. Nothing in this Security Agreement or any other Loan Document will affect the right of any party to this Security Agreement to serve process in any other manner permitted by law.

(h)  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

(i) Headings. Section and subsection headings used herein are for convenience of reference only, are not part of this Security Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Security Agreement.

(j) Joint and Several Liability of Borrowers. Each Borrower acknowledges and agrees that, whether or not specifically indicated as such in a Loan Document, all Secured Obligations shall be joint and several Secured Obligations of each individual Borrower, and in furtherance of such joint and several Secured Obligations, each Borrower hereby irrevocably and unconditionally guarantees the payment of all Secured Obligations of each other Borrower. Each Borrower hereby acknowledges and agrees that such Borrower shall be jointly and severally liable to the Lenders and the Administrative Agent for all representations, warranties, covenants and, obligations and indemnities of the Borrowers hereunder.

(k) Third Party Beneficiary. Each Borrower acknowledges and agrees that each Lender is an intended beneficiary of this Security Agreement.

[Signature Page Follows]

1

IN WITNESS WHEREOF, the Borrowers have caused this Security Agreement to be executed as of the day and year first above written.

U-HAUL LEASING & SALES CO.

By:
Name:
Title:

U-HAUL CO. OF ARIZONA

By:
Name:
Title:

U-HAUL INTERNATIONAL, INC.

By:
Name:
Title:

BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page for Security Agreement]

ATTACHMENT 1

To Security Agreement

COLLATERAL DESCRIPTION

All right, title and interest of the Borrowers, whether now owned or hereafter acquired, in and to the following:

(a) All equipment as defined in the UCC listed on the accompanying Vehicle Schedule, as the same may be updated from time to time pursuant to the Credit Agreement, including, without limitation, all Vehicles, together with all additions and accessions thereto and replacements therefor (collectively, the “Equipment”);

(b) All inventory as defined in the UCC listed on the accompanying Vehicle Schedule, as the same may be updated from time to time pursuant to the Credit Agreement, including, without limitation, all Vehicles, together with all additions and accessions thereto, replacements therefor, products thereof and documents therefor (collectively, the “Inventory”);

(c) All amounts receivable with respect to Fleet Owner Cash Flows and with respect to sales of Vehicles to third parties (the “Receivables”);

(d) The Dealership Contracts, the Rental Company Contracts, the Fleet Owner Agreement in each case to the extent the rights under such agreements relate to any Vehicle constituting Equipment, and any Warranty;

(e) The Collection Account, and all cash on deposited therein from time to time;

(f) The Collection Sub-Account, and all cash deposited therein from time to time;

(g) All payments owing to the Borrowers with respect to a Hedge; and

All Proceeds of the foregoing (including, without limitation, whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).

[1]-

ATTACHMENT 2

To Security Agreement

FORM OF

COLLECTION ACCOUNT CONTROL AGREEMENT

AND COLLECTION SUB- ACCOUNT CONTROL AGREEMENT

[2]-

ATTACHMENT 3

To Security Agreement

INSURANCE AND

INSURANCE ENDORSEMENTS

If required pursuant to Section 8.07 of the Credit Agreement, each of the liability insurance policies of the Borrowers shall contain substantially the following endorsements:

(a) Bayerische Hypo- und Vereinsbank AG, New York Branch (the “Administrative Agent”) shall be named as additional insured.

(b) In respect of the interests of the Administrative Agent in the policies, the insurance shall not be invalidated by any action or by inaction of any Borrower or by any Person having temporary possession of the property covered thereby (the “Property”) while under contract with any Borrower to perform maintenance, repair, alteration or similar work on the Property, and shall insure the interests of the Administrative Agent regardless of any breach or violation of any warranty, declaration or condition contained in the insurance policy by any Borrower or the Administrative Agent or any other additional insured (other than by such additional insured, as to such additional insured) or by any Person having temporary possession of the Property while under contract with any Borrower to perform maintenance, repair, alteration or similar work on the Property.

(c) If the insurance policy is cancelled for any reason whatsoever, or substantial change is made in the coverage that affects the interests of the Administrative Agent, or if the insurance coverage is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to the Administrative Agent for 30 days (or 10 days in the case of non-payment of premium) after receipt by the Administrative Agent of written notice from the insurer of such cancellation, change or lapse.

(d) The Administrative Agent shall not have any obligation or liability for premiums, commissions, assessments, or calls in connection with the insurance.

(e) The insurer shall waive any rights of set-off or counterclaim or any other deduction, whether by attachment or otherwise, that it may have against the Administrative Agent.

(f) The insurance shall be primary without right of contribution from any other insurance that may be carried by the Administrative Agent with respect to its interests in the Property.

(g) The insurer shall waive any right of subrogation against the Administrative Agent.

(h) All provisions of the insurance, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured party.

[3]-

ATTACHMENT 4

To Security Agreement

VEHICLE SCHEDULE

[On file with HVB]

[4]-

ATTACHMENT 5

To Security Agreement

SCHEDULE OF PRIOR NAMES, TRADE NAMES, PRIOR CORPORATE

STRUCTURES, ETC.

COMPANY	FORMER NAMES (1998 - Present)	CHANGES TO CORPORATE STRUCTURE (1998 - Present)	FICTITIOUS NAMES (1998 - Present)
U-Haul International, Inc.	None	None	None
U-Haul Leasing & Sales Co.	None	None	None
U-Haul Co. of Arizona	None	None	U-Haul Co. of Southern Arizona U-Haul Co. of Western Arizona U-Haul Co. of Eastern Arizona

[5]-